UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2007
Date of Report (Date of earliest event reported)

ITONIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52201	20-3885298
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

502 East John Street, Carson City	89706
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5          CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 2, 2007, by a written consent resolution of our board of directors, Mr. Thomas Neal Roberts was appointed as a director of the Company and as president, chief executive officer, chief financial officer and secretary of the Company with immediate effect. Concurrent with the appointments of Mr. Roberts, Mr. Nicolas Lavaud submitted his resignation as a director and as president, chief executive officer, chief financial officer and secretary of the Company. As a result Mr. Lavaud is no longer a director or officer of the Company

As a result of these appointments and resignations, the officers and directors of the Company are now as follows:

Name of Director	Offices Held

Thomas Neal Roberts	President, Chief
Executive Officer, Chief
Financial Officer and
Secretary

Antonin Kral	Chief Technical Officer

Mr. Roberts has over 12 years of hands on experience with incubating various types of technology companies including content aggregation, media distribution, technology creation, internet, network development and environmental. From 2000 to the present, Mr. Roberts has acted as a high level consultant at various stages of development representing venture capital firms funding various technology projects throughout the United State and Europe. Mr. Roberts was chief technology officer of VISI International, Inc., a company dealing with content display technologies for airports, hospitals and banks from January 2000 to April 2002. Mr. Roberts was business development officer for Resyk, Inc. a company dealing with recycling initiatives for the European Union from April 2002 to May 2004. Since April 2004, Mr. Roberts has been a technology consultant for a number of different organizations and venture capital firms in the United States and Europe.

Section 8           OTHER EVENTS

Item 8.01           Other Events

The Company, under its new management, has determined to shift its efforts for commercialization of its ITonis video solution from the European market to the Chinese market. As a result of this determination, the Company plans to reduce its operations in the Czech Republic during the current fiscal quarter.

At the time of this filling, we are currently in negotiations with Mr. Roberts regarding the finalization of his employment agreement with ITonis Inc. A further current report on Form 8-K will be filed once the employment agreement is concluded.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITONIS INC.

Date: July 5, 2007	By:	/s/ Thomas N. Roberts
Thomas N. Roberts
President and Chief Executive Officer